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                                                                   Exhibit 10.32

                   WESTERN WIRELESS INTERNATIONAL CORPORATION
                          1998 STOCK APPRECIATION PLAN
                           (Adopted September 9, 1998)

        1. ESTABLISHMENT AND PURPOSE. This 1998 Stock Appreciation Plan was established to provide an important inducement for management to generate shareholder value by giving certain key personnel of Western Wireless International Corporation and its Subsidiaries a stake in the equity value of the Company. The Company believes that the managers participating in the, Plan will seek to build personal financial security through creating and maintaining value in the Company for all shareholders.

        2. DEFINITIONS. As used herein, the following definitions shall apply:

               "Account" means the account established and maintained in accordance with Section 5 hereof.

               "Administrator" means the Board or any Committee designated by the Board to Administer the Plan in accordance with Section 4 hereof.

               "Board" means the Board of Directors of the Company, as constituted from time to time.

               "Code" means the Internal Revenue Code Of 1986, as amended.

               "Committee" means a committee appointed by the Board, in accordance with Section 4 hereof. If no such committee has been appointed, "Committee" means the full Board.

                "Company" means Western Wireless International Corporation, a Delaware corporation.

               "Consultant" shall mean any person engaged by the Company who is not an Employee.

               "Director" means a member of the Board.

               "Disabilily" means total and permanent disability as defined in
Section 22(e)(3) of the Code.

               "Employee" means any person, including an Officer or Director, who is an employee (within the meaning of Section 3401(c) of the Code and the regulations thereunder) of the Company or a Subsidiary.

               "Fair Market Value" means value determined pursuant to Section 8 hereof.

               "Participant" means an Employee, Director or Consultant who holds an outstanding Performance Unit.

               "Performance Unit" means an interest in the rights awarded and available for award under the Plan, as provided in Section 5 hereof.

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                "Plan" means this 1998 Stock Appreciation Plan of Western
Wireless International Corporation, as it may be amended.

                "Subsidiary" means a "subsidiary corporation" (other than the Company), whether now or hereafter existing, as defined in Section 424(f) of the Code.

        3. GRANTS. Performance Units shall be granted to such Employees, Directors and Consultants as the Administrator shall determine, who shall hereafter be referred to as "Participants." The number of Performance Units that may be awarded under the Plan shall not exceed an aggregate of 20,000. If any Performance Units awarded under the Plan shall be forfeited or cancelled, such Performance Units may again be awarded under the Plan. Performance Units shall be granted at such time or times and shall be subject to such terms and conditions, in addition to the terms and conditions set forth in the Plan, as the Administrator shall determine.

        4. ADMINISTRATION OF THE PLAN. The Plan shall be administered by a Committee appointed by the Board consisting of two or more members of the Board. If no such Committee is appointed, the Plan shall be administered by the Board. The members of the Committee will serve for such term as the Board may determine. From time to time, the Board may increase the size of the Committee and appoint additional members, remove members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan. Decisions of the Committee made within the discretion delegated to it by the Board will be final and binding on all persons who have an interest in the Plan.

                (a) Authority of the Administrator. The Administrator of the Plan will have full authority to administer the Plan within the scope of its delegated responsibilities, consistent with the terms of the Plan, including authority to interpret and construe any relevant provision of the Plan, to adopt such rules and regulations as it may deem necessary, and to determine the terms and conditions of Performance Unit grants made under the Plan (which need not be identical). Without limiting the foregoing, the Administrator will have the authority, in its discretion:

                        (i) to determine whether and to what extent Performance Units are granted hereunder;

                        (ii) to select the Employees. Directors and Consultants to whom Performance Units may be granted hereunder;

                        (iii) to determine the number of Performance Units to be granted hereunder to any Employee, Director or Consultant, provided, that the maximum number of Performance Units outstanding at any time shall not exceed 20,000;

                        (iv) to determine the Fair Market Value of the Performance Units;

                        (v) to approve forms for notice of the grant of Performance Units for use under the Plan;

                        (vi) to determine the terms and conditions, not inconsistent with those of the Plan, of any award of Performance Units granted hereunder, including, but not limited to, all vesting provisions; any waiver of forfeiture restrictions; and any restriction or limitation regarding any Performance Units based on such factors as the Administrator, in its sole discretion, shall determine;

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                        (vii)   with the consent of the affected Participant, to
effect, at any time and from time to time, the cancellation of any or all outstanding Performance Units under the Plan and to grant new Performance Units in substitution therefor, in accordance with Section 13 hereof;

                        (viii) to prescribe, amend and rescind rules and regulations relating to the Plan;

                        (ix) to modify, amend or waive the terms, conditions and restrictions of any outstanding Performance Units; provided, however, no such modification, amendment or waiver shall, without the written consent of the Participant, impair the Participant's rights or increase the Participant's obligations with respect to such Performance Units;

                        (x) to institute a Performance Unit Exchange Program (as defined in Section 13); and

                        (xi) to make all other determinations deemed necessary or advisable for administering the Plan.

                (b) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Participants.

        5. PERFORMANCE UNITS. Performance Units granted to a Participant shall be credited to a Performance Unit Account (the "Account") established and maintained for such participant. The Account of a Participant shall be the record of Performance Units granted to him under the Plan, is solely for accounting purposes and shall not require a segregation of any Company assets. Each Performance Unit shall be valued at its fair market value by the Committee, in the manner provided in Section 8, as of the date of grant thereof. Each grant of any Performance Units under the Plan to a Participant and the value of such Performance Units as of the date of grant shall be communicated by the Administrator, in writing to the Participant within thirty (30) days after the date of grant.

        6. VESTING OF PERFORMANCE UNITS. Subject to any other vesting schedule determined by the Administrator at the time of grant thereof, Performance Units granted to a Participant shall vest according to the following schedule:

        Anniversary of Grant Date         Percentage of Performance Units Vested

                  First                                  25%
                  Second                                 50%
                  Third                                  75%
                  Fourth                                 100%

        7.      PAYMENT FOR PERFORMANCE UNITS.

                (a) (i) Upon receipt of written notice in the form acceptable to the Committee from a Participant of his or her surrender of all or a portion of such Participant's vested Performance Units and (ii) three months after the date of the termination of employment of a Participant with the Company for any reason (other than as provided in Section 7(c), below), the Participant shall be entitled to receive from the Company with respect to each then vested Performance Unit in the Participant's Account as to which the Participant has given a notice of surrender, or with respect to each then vested Performance


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Unit in the Participant's Account at the termination of employment, as the case may be, an amount determined as follows: (x) the Fair Market Value of each such Performance Unit in the Participant's Account as to which the Participant has given notice of surrender or the Fair Market Value of all such Performance Units in the Participant's Account at the date of termination of his employment with the Company, as the case may be, reduced by (y) the Fair Market Value of such Performance Unit as of the date of grant thereof to the Participant.

                (b) Payment to a Participant of the amount set forth in paragraph (a) next above for Performance Units shall be made in cash either in a lump sum or in equal bi-annual installments over a period not to exceed 3 years. The Administrator shall have the sole discretion to determine the method of payment under the Plan and the period over which such payment shall be made. Payment will be made or commence within ninety (90) days after the applicable date referred to in Section 7(a)(i) or (ii). A Participant will not be entitled to receive any earnings on the value of his Performance Units with respect to the period between the date referred to in Section 7(a)(i) or, if Participant's entitlement arises under Section 7(a)(ii), the date of termination of employment and the receipt of payments under the Plan.

        8. VALUATION OF PERFORMANCE UNITS. For all purposes of the Plan, the Fair Market Value of a Performance Unit and of the common stock of the Company as of the date of grant, as of the date of exercise and as of the date of termination of employment shall be the Fair Market Value as determined by the Administrator as of the January 1 immediately preceding each such date. For purposes of determining Fair Market Value, the 20,000 Performance Units subject to the Plan shall have an aggregate Fair Market Value at any time equal to 5% of the Fair Market Value at such time of all the shares of common stock of the Company that were outstanding at January 1, 1998. The aggregate Fair Market Value of all the outstanding common stock of the Company at January 1, 1998 (without regard to Performance Units) shall be deemed to be $80 million and the Fair Market Value of each Performance Unit at that time shall be deemed to be $200.

        9. FORFEITURE OF PERFORMANCE UNITS. If (i) the employment of a Participant with the Company is terminated for any reason or (ii) the owner of a majority of shares of capital stock of the Company terminates the business of, or liquidates or dissolves, the Company; (iii) substantially all of the assets of the Company are sold, or (iv) the Company merges or consolidates with any other corporation and either the Company is not the surviving corporation of such merger or consolidation or the owners of the common stock of the Company immediately before such merger or consolidation do not own, directly or indirectly, as a result of such ownership, at least a majority of the common stock of the surviving corporation of the merger or consolidation, then each Participant's rights with respect to Performance Units which have not vested on or prior to the date of the occurrence of such event will terminate and be forfeited and neither the Participant nor his heirs, personal representatives, successors or assigns shall have any future rights with respect to any such Performance Units.

        10. CHANGES IN CAPITAL AND CORPORATE STRUCTURE. In the event of any change in the outstanding shares of common stock of the Company by reason of a recapitalization, reclassification, reorganization, stock split, reverse stock split, combination of shares, stock dividend or similar transaction, the Administrator shall proportionately adjust, in an equitable manner, the number of Performance Units held by Participants under the Plan to maintain the relationship between 20,000 Performance Units and 5% of outstanding common stock of the Company at January 1, 1998. The foregoing adjustment shall be made in a manner that will cause the relationship between the aggregate appreciation in outstanding common stock of the Company and the increase in value of each Performance Unit granted hereunder to remain unchanged as a result of the applicable transaction.

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        11.     NONTRANSFERABILITY. Performance Units granted under the Plan, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution, and shall not be subject to execution, attachment or similar process. In the event of a Participant's death, payment of any amount due under the Plan shall be made to the duly appointed and qualified executor or other personal representative of the Participant to be distributed in accordance with the Participant's will or applicable intestacy law, or in the event that there shall be no such representative duly appointed and qualified within six (6) months after the date of death of such deceased Participant, then to such persons as, at the date of his death, would be entitled to share in the distribution of such deceased Participant's personal estate under the provisions of the applicable statute then in force governing the descent of intestate property, in the proportions specified in such statute.

        12. WITHHOLDING. The Company shall have the right to deduct from all amounts paid pursuant to the Plan any taxes required by law to be withheld with respect to such awards.

        13. PERFORMANCE UNIT EXCHANGE PROGRAM. The Administrator will have the authority to effect, at any time and from time to time, with the consent of the affected Participants, the cancellation of any or all outstanding Performance Units under the Plan and to grant in substitution therefor new Performance Units under the Plan.

        14. VOTING AND DIVIDEND RIGHTS. No Participant shall be entitled to any voting rights, to receive any dividends, or, except as provided under
Section 10, to have his Account credited or increased as a result of any dividends or other distribution with respect to the common stock of the Company.

        15.     MISCELLANEOUS PROVISIONS.

                (a) No Employee, Director, Consultant or other person shall have any claim or right to be granted an award under the Plan.

                (b) The Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the Company for payment of any benefits hereunder. No Participant or other person shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under the Plan and any such Participant or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan.

                (c) Except when otherwise required by the context, any masculine terminology in this document shall include the feminine, and any singular terminology shall include the plural.

        16. EFFECTIVENESS AND TERMS OF PLAN. The effective date of the Plan shall be January 1, 1998. The Administrator may at any time terminate the Plan and unless sooner terminated by the Committee, the Plan shall terminate on December 31, 2008. No Performance Units shall be granted pursuant to the Plan after the date of termination of the Plan, although after such date payments shall be made with respect to Performance Units granted prior to the date of termination.

        17. NO EMPLOYMENT RIGHTS. Neither the Plan nor any Performance Units shall confer upon any Employee, Director or Consultant any right to continue in the employ of the Company of any affiliate or constitute a contract or agreement of employment or interfere in any way with any right that the Company or an affiliate may have to reduce such person's compensation or to terminate such person's


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employment at any time with or without cause; however, nothing contained in the
Plan or in any Performance Unit granted under the Plan shall affect any contractual rights of an Employee, Director or Consultant pursuant to a written employment or other agreement.

        18.     AMENDMENT AND TERMINATION OF THE PLAN.

                (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan in whole or in part.

                (b) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights or increase the obligations of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.

        19. GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the state of Delaware.


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